EXHIBIT 21

                               SUBSIDIARIES OF
                    THE READER'S DIGEST ASSOCIATION, INC.

Argentina
    Reader's Digest Argentina S.A.

Australia
    The Reader's Digest Association Pty. Limited
        Reader's Digest (Australia) Pty. Ltd.

Austria
    Verlag Das Beste GmbH

Belgium
    Reader's Digest N.V. - S.A.
    Reader's Digest World Services, S.A.

Brazil
    Reader's Digest Brasil Ltda.

Canada
    The Reader's Digest Association (Canada) Ltd.
        Quality Service Programs, Inc.

Chile
    Reader's Digest Chile Limitada

Colombia
    Reader's Digest Colombia S.A.

Czech Republic
    Reader's Digest Vyber s.r.o.
        Rena s.r.o.

Denmark
    Forlaget Det Beste A/S

England
    The Reader's Digest Association Limited
        RD Publications Ltd.
        Money Magazine Limited
        Reader's Digest  (Family Insurance Services) Limited
        The Reader's Digest Association (Ireland) Limited
        Reader's Digest Holdings Limited
    Reader's Digest Children's Publishing Limited (formerly Victoria House
     Publishing, Ltd.)
    Reader's Digest European Systems Ltd.
    Reader's Digest Central & Eastern Europe Limited

Finland
    Oy Valitut Palat - Reader's Digest Ab


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France
    Selection du Reader's Digest S.A.
        Selection du Reader's Digest Assurances SARL
        Cote Livres - SARL
Germany
    Verlag Das Beste GmbH
        Optimail/Direcktwerbeservice GmbH
        Pegasus Buch-und Zeitschriften - Vertriebsgesellschaft.mbH

Hong Kong
    Reader's Digest Association Far East Limited
        Asian Qualiproducts Services, Limited
        Benchmark Ltd.
        Reader's Digest (China) Direct Marketing Services Co., Ltd. Reader's Digest Asia, Ltd.
    Reader's Digest (East Asia) Limited
        Reader's Digest Global Advertising Ltd.
        Reader's Digest (Malaysia) Sdn. Bhd
    R.D. Properties, Ltd.

Hungary
    Reader's Digest Kiado KFT

Italy
    Selezione dal Reader's Digest S.p.A.

Japan
    The Reader's Digest Ltd.

Mexico
    Caribe Condor S.A. de C.V.
        Reader's Digest Mexico, S.A. de C.V.
        Corporativo Reader's Digest Mexico S. de R.L. de CV
        Grupo Editorial Reader's Digest, S. de R.L. de C.V.

Netherlands
    Uitgeversmaatschappij The Reader's Digest N.V.
        Distrimedia Services B.V.
        Reader's Digest European Shared Services

New Zealand
    The Reader's Digest Association (New Zealand) Limited

Norway
    Det Beste A/S

Peru
    Reader's Digest Peru, S.A.

Philippines
    Reader's Digest (Philippines) Inc.


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Poland
    Reader's Digest Przeglad Sp.z o.o.

Portugal
    Seleccoes do Reader's Digest (Portugal) S.A.
    Euroseleccoes - Publicacoes E Artigos Promocionais, Lda.

Russia
    Joint Stock Company "Publishing House Reader's Digest"

Spain
    Reader's Digest Selecciones S.A.

Sweden
    Reader's Digest Aktiebolag

Switzerland
    Das Beste aus Reader's Digest AG

Thailand
    Reader's Digest (Thailand) Limited


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United States*
    Ardee Music Publishing, Inc.
    Books Are Fun, Ltd.
    Christmas Angel Productions, Inc.
    gifts.com, Inc.
    Pegasus Finance Corp.
    Pegasus Investment, Inc.
    Pegasus Sales, Inc.
    Pleasantville Music Publishing, Inc.
    QSP, Inc.
        Reader's Digest Sub Eight, Inc.
        VideOvation, Inc.
        QSP Distribution Services, Inc.
        QSP Products and Programs, Inc.
        QSP Sales, Inc.
        Family Reading Program Corp.
    R.D. Manufacturing Corporation
    Pegasus Asia Investments Inc.
    RD Publications, Inc.
        RD Large Edition, Inc.
        RD Walking, Inc.
        Travel Publications, Inc.
           RD Member Services Inc.
        Home Service Publications, Inc.
        Retirement Living Publishing Company, Inc.
        RD Trade Shows, Inc.
    Reader's Digest Children's Publishing, Inc.
    Reader's Digest Entertainment, Inc.
    Reader's Digest Financial Services, Inc.
    Reader's Digest Latinoamerica, S.A.
    Reader's Digest Sales and Services, Inc.
    Reader's Digest Sub Nine, Inc.

    Reader's Digest Young Families, Inc.
    SMDDMS, Inc.
    The Reader's Digest Association (Russia) Incorporated
    W.A. Publications, LLC
        WAPLA, LLC
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*   All are Delaware corporations except  Books Are Fun, Ltd., which is an
    Iowa corporation.